Exhibit 99.1
                                                            TPI
     News News News from                                   Enterprises

                                        Date:     April 28, 1994

        FLORIDA COURT DENIES MOST OF McCAW CELLULAR COMMUNICATIONS'
          MOTION TO DISMISS THE LAWSUIT BROUGHT BY A WHOLLY OWNED
                       SUBSIDIARY OF TPI ENTERPRISES

     WEST PALM BEACH, FL - TPI Enterprises, Inc. (NASDAQ/NMS-TPIE) announced today that the Florida court presiding over the previously announced lawsuit against McCaw Cellular Communications, Inc. and several other defendants has ruled on McCaw's motion to dismiss that action. The Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County dismissed only two (and a portion of the third) of the 16 counts brought by TPT'S wholly owned subsidiary, Maxcell Telecom Plus, Inc., and denied the remainder of the motion to dismiss the claim of Maxcell. The court also denied McCaw's motion to stay discovery. In a procedural ruling, while permitting the 14 claims of Maxcell to go forward, the court dismissed TPI Enterprises itself as a plaintiff. A spokesman for the Company said that this procedural ruling does not impede the ability of TPI to seek recovery on its claims through its wholly owned subsidiary, Maxcell. According to the spokesman, the litigation is still in its early stages and there can be no assurance as to what the ultimate outcome will
     be.
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     TPI ENTERPRISES, INC., PHILLIPS POINT, EAST TOWER, SUITE 909, 777
     SOUTH FLAGLER DRIVE, WEST PALM BEACH, FL  33401  (407) 836-8888